UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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POWERSHARES EXCHANGE-TRADED FUND TRUST POWERSHARES INDIA EXCHANGE-TRADED FUND TRUST POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST
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Invesco PowerShares 2010 Proxy Guide

In an effort to provide additional oversight to Invesco PowerShares’ growing product line, two new members have been proposed to be added to the boards of trustees of the following three Trusts:

•                  The PowerShares Exchange-Traded Fund Trust;

•                  The PowerShares India Exchange-Traded Fund Trust; and

•                  The PowerShares Actively Managed Exchange-Traded Fund Trust (Active Trust).

Accordingly, shareholders of each portfolio, or exchange-traded fund (ETF), of each Trust are being requested to elect these two new members to that Trust’s board of trustees in addition to re-electing that Trust’s existing board members.

Additionally, the Board of Trustees of the Active Trust has recommended that the shareholders of the PowerShares Active Low Duration Fund and the PowerShares Active Mega Cap Fund approve a new sub-advisory agreement between Invesco PowerShares and the following affiliated sub-advisers:

•                  Invesco Advisers, Inc.;

•                  Invesco Asset Management Deutschland,GmbH;

•                  Invesco Asset Management Ltd.;

•                  Invesco Asset Management (Japan) Limited;

•                  Invesco Australia Limited;

•                  Invesco Hong Kong Limited;

•                  Invesco Senior Secured Management, Inc.; and

•                  Invesco Trimark Ltd.

The Board of Trustees of the Active Trust believes that this proposed sub-advisory agreement will provide flexibility and allow these ETFs to access a broader talent base to build the best portfolio management teams possible.

Therefore, in early March 2010, proxy statements outlining these proposals will be mailed to the shareholders of the ETFs listed on the following page.

How to Vote

Upon receiving the proxy statements in the mail, shareholders may vote by:

1.               Mailing their proxy cards using the postage-paid return envelope enclosed therewith;

2.               Calling the toll-free number located on their proxy cards;

3.               Visiting the internet address provided on their proxy cards; or

4.               Attending the shareholders’ meeting to be held on Monday, March 22, 2010, at 3:00 p.m. (Central Time) at the offices of Invesco PowerShares at 301 West Roosevelt Road, Wheaton, IL 60187.

The Altman Group, a professional proxy solicitation firm, is working with Invesco PowerShares to assist with the proxies. Shareholders may call the Altman Group at 1-800-884-5197 or visit

www.proxyvote.com for more information about the proxies. If we have not received your vote as the meeting date approaches, you may receive a call from them asking for your vote.

Information for Financial Advisers

Financial advisers can contact Invesco PowerShares at 1-800-983-0903 for more information about Invesco PowerShares, ETFs and the proxy.

Important Dates

Early March: Proxy statements will be delivered to shareholders of ETFs of:

•                  PowerShares Exchange-Traded Fund Trust;

•                  PowerShares India Exchange-Traded Fund Trust; and

•                  PowerShares Actively Managed Exchange-Traded Fund Trust

March 8: Solicitations of non-objecting beneficial owners will commence.

March 22: The shareholders’ meeting will be held.

There are risks involved with investing in ETFs including possible loss of money. The ETFs are subject to risk similar to stocks, including those related to short selling and margin maintenance. The ETFs’ shares will change in value, and investments in the ETFs are subject to loss. The ETFs may not achieve their investment objectives.

Shares are not FDIC insured, may lose value and have no bank guarantee.

Shares of the ETFs are not in any way sponsored, endorsed, sold or promoted by any of the funds’ underlying index providers or their affiliates, and these companies make no representation or warranty, express or implied, as to the results to be obtained from the use of the index. None of these companies are affiliated with Invesco PowerShares, Invesco Aim Distributors, Inc., or any of their affiliates. ETFs are not sponsored, endorsed, sold or promoted by any of the index providers, and the index providers make no representation regarding the advisability of investing in shares of the ETFs.

Invesco Aim Distributors, Inc. is the distributor of the PowerShares Exchange-Traded Fund Trust, PowerShares India Exchange-Traded Fund Trust and the PowerShares Actively Managed Exchange-Traded Fund Trust.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly-owned subsidiaries of Invesco Ltd.

An investor should consider an ETF’s investment objectives, risks, charges and expenses carefully before investing. For this and more complete information about the ETFs call 800 983 0903 or visit www.invescopowershares.com. Read the prospectus carefully before investing.

Shares of an ETF are not individually redeemable and owners of such shares may acquire those shares from the ETF and tender those shares for redemption to the ETF in “Creation Unit” aggregations only, typically consisting of 50,000 shares.